                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A
                               (Amendment No. 2)

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                Date of Event Requiring Report: June 13, 2001

                                APO HEALTH, INC.
            (Exact name of registrant as specified in its charter)

               Nevada                00030074            86-0871787
      (State of Incorporation)     (Commission         (IRS Employer
                                   File Number)       Identification #)

                3590 Oceanside Rd., Oceanside, New York 11575
                   ----------------------------------------
                   (Address of Principal Executive Offices)

                               (800) 365-2839
                   ----------------------------------------
             (Registrant's telephone number, including area code)

                       InternetFinancialCorp.com, Inc.
                       1055 W. Hastings St., Ste. 900
                     Vancouver, British Columbia, Canada
             ---------------------------------------------------
                    (Registrant's Former Name and Address)


ITEM 1 CHANGES IN CONTROL OF REGISTRANT, and
ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS

     (a) Pursuant to a Tax-Free Reorganization Agreement (the "Agreement") effective June 13, 2001, InternetFinancialCorp.com, Inc. ("IFAN" or, "the Company"), a Nevada corporation acquired 3,046,300 of the 3,209,563 outstanding shares of common stock of APO Health, Inc., a New York corporation, or 91%.

     The basic and germane terms and conditions of the Agreement were that APO Health, Inc. conveyed, assigned and transferred to IFAN, free and clear of all liens, encumbrances or mortgages, all of APO's business, properties, and assets of every kind and description, real or personal, including, but not being limited to, APO Health, Inc.'s goodwill and all of its right, title, or interest in and to the name, APO Health, Inc. (collectively the "Assets"), subject to all disclosed unpaid and unsatisfied liabilities and obligations of APO Health, Inc. at the time of closing including such liens and security interests as may at that time be held by APO Health, Inc.'s lender, HSBC Bank, 534 Broad Hollow Rd., Mellville, New York 11747. Whereupon, IFAN became the sole owner and operator of the business and properties of APO Health, Inc.

     Prior to the transaction, IFAN was authorized to issue 125,000,000 shares of its common stock, and that as of June 13, 2001, it had issued 15,000,000 shares of its capital stock to its shareholders. In accordance with the terms of this Agreement and subject to the conditions set forth herein, the "Selling Shareholders", who at the time of closing owned 91% of the APO Health, Inc. common stock, exchanged their shares of stock with IFAN.

     In exchange for the Assets of APO Health, Inc., IFAN, after giving effect to a 1:6 reverse split of its common shares, transferred and delivered to APO Health, Inc., certificates on a 5.94 to one basis representing 16,600,000 Shares of Common Stock of IFAN (the "Purchase Price Shares") which Purchase Price Shares constituted 75.45% of the total outstanding Shares of IFAN outstanding subsequent to the transaction. The Selling Shareholders conveyed their 3,046,300 shares of APO Health, Inc. to IFAN in exchange for 15,523,170 shares of IFAN and the remainder of the shares. To wit: 963,521 will be held in the treasury of APO Health, Inc. Thereafter and in accordance with the terms of the Agreement, APO Health, Inc. will convey 5.94 shares of IFAN stock which it holds in its treasury for each share of APO Health, Inc. held by all shareholders of APO Health, Inc. who were not Selling Shareholders. Thus, at the conclusion of the combined stock transfer and dissolution, each of APO Health, Inc.'s shareholders will have received in exchange for the transfer of the assets of APO Health, Inc. to IFAN, 5.94 shares of IFAN for each share of APO Health, Inc. issued and outstanding at the time of closing.

     The Shares of Common Stock of IFAN which were transferred and delivered to APO Health, Inc. in exchange for its Assets, as hereinabove provided, were issued with a legend restricting its transfer or resale. APO Health, Inc. agreed not to permit the sale, transfer or re-offer thereof for sale, prior to the first anniversary date of the share issuance, except upon a duly filed and effective registration statement with the Securities and Exchange Commission or any applicable exemption from registration, provided that such exemption is based upon the opinion of counsel to the issuer, reasonably acceptable to counsel to IFAN herein, provided, however, that the foregoing shall not preclude the distribution of such shares of stock to APO Health, Inc.'s Shareholders ratably in complete liquidation of APO Health, Inc., so long as the APO Health, Inc. Shareholders take the IFAN Shares subject to the foregoing restriction.

     On June 1, 2001, the shareholders of IFAN held a meeting where they, along with the Company's officers and director, approved the terms and conditions of the Agreement. Also approved at that shareholder meeting was one for six (1:6) reverse split of the issued IFAN common stock. In anticipation of the acquisition of the assets of APO Health, Inc. by IFAN, the shareholders approved changing the name of InternetFinancialCorp.com, Inc. to APO Health, Inc.

     On June 13, 2001, the shareholders of the New York corporation, APO Health, Inc., held a shareholders' meeting whereby they, along with the officers and directors of the APO Health, Inc., approved the terms and conditions of the aforementioned Tax-Free Reorganization Agreement between IFAN and APO Health, Inc.

     A copy of the Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

     (b) The following table contains information regarding the shareholdings of the Company's current directors and executive officers and those persons or entities who beneficially own more than 5% of the Company's common stock:

NAME                  AMOUNT OF COMMON STOCK          PERCENT OF COMMON STOCK
                       BENEFICIALLY OWNED(1)             BENEFICIALLY OWNED
------------------------------------------------------------------------------

Dr. Jan Stahl, CEO,          8,169,878                          37%
Secretary & Director
3590 Oceanside Rd.
Oceanside, New York
11575

Herman Peter Stiel,          6,499,294                          29%
President, CFO & Director
3590 Oceanside Rd.
Oceanside, New York
11575

Kenneth Leventhal,             350,000                           2%
Director
3590 Oceanside Rd.
Oceanside, New York
11575


All directors and
executive officers
as a group                  15,019,172                          68%


(1)  Based upon 22,095,667 outstanding shares of common stock.

COMPANY'S BUSINESS AND SUBSIDIARIES

     The company was incorporated in 1987 under the name of Xetal, Inc. In 1994, Xetal Inc., in a transaction accounted for by a reverse merger, merged with Insurance Kingdom, Inc., a Utah public company. In connection with that transaction Insurance Kingdom changed its name to Xetal, Inc., and Xetal, Inc., the New York corporation changed its name to APO Health, Inc. APO Health, Inc. then became a wholly owned subsidiary of Xetal, Inc., the Utah corporation.

     In December 1999, Xetal, Inc., entered into an agreement with Sickbay.com., Inc., where the two companies were merged and its name changed to Sickbay.com., Inc. As part of the transaction, Xetal spun off its wholly owned subsidiary APO Health, Inc. which became a private company. All of Xetal's assets flowed to APO Health, Inc., which assumed Xetal's debt.

     The Company presently distributes medical, dental and veterinary supplies which are manufactured by others. These products include protective garments such as disposable isolation gowns, face masks and gauzes as well as other medical disposable items including latex gloves, needles, syringes and health and beauty aids. Products are marketed and sold primarily (i) on a wholesale basis to other distributors (approximately 70% of total revenues);
(ii) directly to doctors, dentists and veterinarians (approximately 25% of total revenues); (iii) to others including to consumers and through export to foreign countries (approximately 5% of total revenues).

Several of the principal products distributed by the Company are:

Dental: The Company markets and distributes protective gloves, needles, prophy angles, barrier protection products, gowns, face masks, gauze products, topical anesthetics and infection control chemicals to the dental industry.
Medical: The Company markets and distributes protective gloves, tapes, syringes, needles, protective barrier gowns and gauze products to the medical and health care industry.

Veterinarian: The Company markets and distributes protective gloves, needles, gowns, tapes, and a full line of veterinary products to the veterinary industry.

Dr. Stahl's Dental First Aid Kit: This is a new proprietary product which the Company plans to market and distribute for direct consumer use. This kit is designed to allow the consumer to perform limited emergency dental functions such as replacing lost fillings and repairing broken dentures.

     In addition to the foregoing, which represent the most popular product lines, the Company distributes a wide range of other medical, dental and veterinary supplies and products. The Company obtains its products from third party manufacturers and suppliers. At the present time, the Company does not have any contractual arrangements with any of its suppliers or manufacturers. Although the Company does not have any such contractual arrangements, the Company believes that there are adequate alternative manufactures which would be able to provide adequate manufacturing capabilities in the event its present manufacturers were unable, or unwilling to continue to provide the Company with manufacturing services.

     The Company's primary business strategy is to attain a larger share of the medical, dental and veterinary supply business for its merchandise while also developing a new proprietary line of products which it will be able to produce at a low cost. The Company seeks to implement its business strategy as follows:

     Expand Product Distribution. Many of the Company's existing customers purchase only a portion of its full line of products. Management seeks to increase the number of its products sold to existing customers both by displacing competitors and by encouraging the adoption by retailers of additional product lines offered by the Company through increased solicitation for related product sales. The Company attempts to offer retailers the cost savings and ease of administration, which results from dealing with one supplier for many diverse products and believes that his approach enhances its relationship with retailers by minimizing their costs.

     Pursue Strategic Acquisitions. Management believes that the medical, dental and veterinary products distribution market, which is presently typified by a large number of small distributors, suppliers, and manufacturers, will undergo additional consolidation as these companies are required to grow in order to meet the demands of the marketplace for flexible manufacturing and sales support services to what is already a consolidating retail market. Based upon this belief, the Company seeks to acquire companies which can strengthen its market share of existing products or which can add private label product lines compatible with the Company's present distribution channels. One such strategic acquisition was the Company's acquisition of Universal Medical Distributors, Inc., which was completed in April 1996. Management continues to evaluate other potential acquisition candidates although as of the date of this Prospectus no additional viable acquisition candidates have been identified by management. While a portion of the proceeds from this Offering has been allocated as a future reserve for this purpose, management believes that for the most part it will be able to utilize its own securities to make acquisitions, either in whole or in part, in the future thereby preserving cash for the expansion of its operations. There are not present plans, proposals, arrangements or understandings to make any further acquisitions. At present there are also no plans, controls or policies with respect to future transactions with related parties and no such transactions are in contemplation.

     The Company expects to remain in the same or similar type of business and will primarily consider acquiring similar types of products and related business operations in its planned expansion.

     Emphasize Customer Service. The Company seeks to build and maintain strong relationships with its customers by providing improved product pricing, consistently high quality control and an improved responsiveness to customer needs through the reliable, timely processing and shipment of orders. In today's highly competitive market, customers demand quality products with dependable and expeditious service at the lowest possible price. A portion of the proceeds from this Offering has been allocated to the expansion of the Company's inventory, including both existing products and new, proprietary products. Management believes that by increasing inventories, it will be better able to meet two key factors in satisfying customer demands in the future. First by being able to buy in quantity management believes it will be able to take advantage of volume discounts from its suppliers thereby allowing it to pass on a part of the savings in the form of lower prices to customers. Second, by expanding inventories of fast moving items, management believes it can improve shipping and delivery time by reducing or possibly eliminating those occasions when popular items are out of stock and customers are forced to endure delays while product stocks are replenished.

     Ensure Product Quality. Management considers its commitment to quality to be one of the most important factors in acquiring and maintaining customers. For this reason management seeks to distribute products manufactured by reliable and quality conscious manufacturers with proven safety and quality control records. Furthermore, with respect to its own private label products, management plans to establish a quality control and testing procedure utilizing both internal controls and outside testing by independent laboratories in an attempt to meet quality levels of nationally recognized products.

PROPERTY

     The Company maintains its administrative offices and warehouse facilities at 3590 Oceanside Rd., Oceanside, New York, 11575.

DESCRIPTION OF SECURITIES

     The Company has an authorized capitalization of 125,000,000 shares of common stock, $0.0002 par value per share and no authorized preferred stock. After execution of the June 13, 2001 Tax-Free Reorganization Agreement, the Company had issued and outstanding, shares of common stock.

     The Company is a reporting, publicly traded company on the Over The Counter Bulletin Board stock exchange ("OTCBB"), trading under the symbol "APOA".

MANAGEMENT

     The officers and directors of the Company, and further information concerning them, are as follows:

Name                 Age         Position
----                 ---         --------

Dr. Jan Stahl        53          Chief Executive Officer, Secretary &
                                 Director

Herman Peter Steil   53          President, Chief Financial Officer,
                                 Treasurer & Director

Kenneth Leventhal    46          Director

     Dr. Stahl and Mr. Steil may be deemed to be organizers of the Company, as that term is defined in the Securities Act of 1933. There are no committees of the Board of Directors. The Board of Directors meets once each year following its shareholder's meeting and at other times at the call of the President. Each of the Directors has been represent at all of the Company's meetings during the past year.

Profile of Officers and Directors:

DR. JAN STAHL is a New York State licensed dentist. Dr. Stahl founded APO Health, Inc., in 1987, and has been its Chairman, Chief Executive Officer, Secretary and a Director since such time. Dr. Stahl'' primary responsibilities for the Company are in the area of sales and marketing.
Prior to founding the Company, Dr. Stahl was a practicing dentist in the state of New York. Dr. Stahl received his DDS Degree from New York University in 1974.

HERMAN PETER STEIL co-founded the company along with Dr. Stahl in 1987 and has been its President and Chief Financial Officer since such time. From 1981 to 1987 Mr. Steil was President of LBS Interdent, Inc. a company engaged in dental product sales. From 1974 to 1981 Mr. Steil was employed as Director of International Technical Support and Sales by Degussa, a European based manufacturer and distributor of dental and medical supplies. Subsequently (from 1984 to 1986), he was employed by Orbident International, the international sales division of Darby Drugs. Mr. Steil's training is in mechanical engineering having received this Technical Degree from Tuebingen University, Germany, in 1974.

KENNETH Leventhal founded Universal Medical Distributors, Inc. ("Universal"), in 1985 and has served as its president since such time. Universal is a recently acquired subsidiary of the Company. Prior to founding Universal, Mr. Leventhal had been employed as Executive Vice President of Medarco Crop., a division of Omnicare, Inc., having been employed by Medarco Corp. since 1977, prior to and following its acquisition by W.R. Grace & Co. (the parent company of Omnicare Inc.). Omnicare consisted of various health care companies, with Medarco specializing in the sale of veterinary products as part of its Veratex Group which sold medical products to physicians, dentists and veterinarians. Mr. Leventhal graduated from Boston University in 1977 receiving his Bachelors Degree.

EXECUTIVE COMPENSATION

     The following sets forth the aggregate cash compensation and non-cash compensation which is to be paid by the Company during the ensuing 12 months to each of the highest paid executive officers whose aggregate remuneration is contemplated to exceed $425,000 and for all officers as a group:

Name of Individual                                            Amount
------------------                                            ------

1.     Dr. Jan Stahl, CEO                                     $250,000

2.     Herman Peter Steil, President                          $125,000
3.     Kenneth Leventhal                                      $ 75,000

All officers as a group
 (3 persons)                                                  $425,000

     Dr. Stahl and Mr. Steil have "incentive employment agreements" with the Company which, in general, state as follows: Dr. Stahl would receive a 1% bonus if the Company receives more than $20,000,000 in net revenues for 1 calendar year. Mr. Steil would receive a 1/2% bonus if the Company receives more than $30,000,000 in net revenues for 1 calendar year. Both Dr. Stahl and Mr. Steil receive a monthly stipend of $1,200 as a car allowance.

     There are no agreements, plans or other arrangements between the Company or its subsidiaries and any of its officers which would provide payment in the event of resignation, retirement or termination of employment arising from a change-in-control of such entity or a change in an officer's responsibilities following any such change in control.

ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTORS' SHARE VALUE

     The Company's Articles of Incorporation, as amended, authorizes the issuance of 125,000,000 shares of common stock. The future issuance of all or part of the remaining authorized common stock may result in substantial dilution in the percentage of the Company's common stock held by its then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's common stock.

     On April 24, 2001, APO Health, Inc. offered for purchase 300 Units at a price of $1,000 per Unit, each Unit consisting of 1,667 shares of the Company's Common Stock, valued at $0.60 per share, par value $0.001, and three warrants exercisable at $1.00 per share, par value $0.001 per share (collectively, the "Units".) The Warrant Termination Date is April 24, 2004 ("Warrant Termination Date"), which is three (3) years from the date of the publication of this Prospectus, and entitles the warrant holder to purchase three (3) warrants, each warrant representing 1,667 shares of the Company's Common Stock, exercisable at $1.00 per share up and through the Warrant Termination Date. The Offering was conducted on a "best efforts" basis by the Company pursuant to an exemption from registration provided by Rule 506 of Regulation D under the Securities and Exchange Act of 1933, as amended (the "Act'). If all warrants were exercised, an additional 1.5M of the Company's common stock shares would be issued.

     Also, the parties agreed, post closing, to the issuance of 2.1 million warrants for the purchase of APO Health, Inc. common shares at a purchase price of $1.00 per warrant for the first 700,000 shares; $1.50 per warrant for the second 700,000 shares, and at $2.00 for the remaining 700,000 shares. The warrants shall be issued to those parties and/or entities as directed by counsel for IFAN.

     Furthermore, the Company has contracted with Columbia Financial Group, 1301 York Rd. Ste. 400, Lutherville, MD 21093, which provides for 1,000,000 warrants as follows: 334,000 warrants @ $1.00 per warrant ; 333,000 @ $1.50 per warrant and, 333,000 warrants @ $2.00 per warrant.

     If each of the aforementioned warrant options were to be completely exercised, it would result in an additional 4,600,000 of the Company's common stock shares being issued which would significantly dilute the shareholders' interest.

PENNY STOCK REGULATION

     Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     The Company retained Malone & Bailey, PLLC, 5444 Westheimer Rd., Ste. 2080, Houston, Texas 77056, as the Company's independent accountants.

ITEM 5. OTHER EVENTS

     On or about June 15, 2001, the Company's 1:6 reverse split took effect. Also, on or about June 15, 2001, the Company's name was formally changed from InternetFinancialCorp.com, Inc, to APO Health, Inc. Accordingly, the Company was assigned a new CUSIP number and the Company's symbol was changed by NASDAQ from "IFAN" to "APOA", which symbol the Company is presently trading under on the OTCBB.

     As a condition of Closing, the parties approved, post closing, the issuance of 1.1 million shares of common stock of the trading entity to certain officers, directors, attorneys and/or consultants under a Form S-8 registration statement. Said parties and specific amounts to be designated as recipients of said 1 million shares of common stock of the trading entity had not been determined at the time of Closing on June 13, 2001.

     The parties further agreed, post closing, the issuance of 895,667 shares of common stock of the trading entity to certain consultants, attorneys and/or individuals and/or entities. Said parties and specific amounts to be designated as recipients of said 895,667 shares of common stock of the trading entity had not been determined at the time of Closing on June 13, 2001.

     Furthermore, the parties agreed, post closing, to the issuance of 2.1 million warrants for the purchase of APO Health, Inc. common shares at a purchase price of $1.00 per warrant for the first 700,000 shares; $1.50 per warrant for the second 700,000 shares, and at $2.00 for the remaining 700,000 shares. The warrants shall be issued to those parties and/or entities as directed by counsel for IFAN. (Said parties and specific amounts to be designated as recipients of said 2.1 million warrants of the trading entity had not been determined at the time of Closing on June 13, 2001.)

     On April 24, 2001, APO Health, Inc. offered for purchase 300 Units at a price of $1,000 per Unit, each Unit consisting of 1,667 shares of the Company's Common Stock, valued at $0.60 per share, par value $0.001, and three warrants exercisable at $1.00 per share, par value $0.001 per share (collectively, the "Units".) The Warrant Termination Date is April 24, 2004 ("Warrant Termination Date"), which is three (3) years from the date of the publication of this Prospectus, and entitles the warrant holder to purchase three (3) warrants, each warrant representing 1,667 shares of the Company's Common Stock, exercisable at $1.00 per share up and through the Warrant Termination Date. The Offering was conducted on a "best efforts" basis by the Company pursuant to an exemption from registration provided by Rule 506 of Regulation D under the Securities and Exchange Act of 1933, as amended (the "Act'). The offering formally closed on June 12, 2001. APO Health Inc. raised $300,000 through the offering and issued 500,000 shares of its common stock. The stock was issued with a restricted legend. APO Health, Inc.'s shareholders who purchased shares in the aforementioned APO Health, Inc.'s Rule 506 offering of April 24, 2001, each were to receive copies of the Information Statements IFAN filed under Rule 14(c) of the Securities Exchange Act of 1934 on May 11, 2001 and May 22, 2001.

     Each shareholder who subscribed to the aforementioned APO Health, Inc.'s Rule 506 offering of April 24, 2001, received one (1) share of IFAN stock for each share owned in APO Health, Inc. The shareholders who subscribed to the Rule 506 offering dated April 24, 2001, were not entitled to participate in the 5.94 stock exchange as outlined hereinabove with IFAN.

     Furthermore, on June 5, 2001, the Company has contracted with Columbia Financial Group, 1301 York Rd. Ste. 400, Lutherville, MD 21093, which provides for 1,000,000 warrants as follows: 334,000 warrants @ $1.00 per warrant; 333,000 @ $1.50 per warrant and, 333,000 warrants @ $2.00 per warrant.

ITEM 6.  RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     Pursuant to the terms of the aforementioned Agreement, the Registrant has accepted the resignation of Michael Harrison as President and Director and Julie May as Secretary on June 13, 2001 to be effective June 22, 2001, and appointed Dr. Jan Stahl as CEO, Secretary and Director, Herman Peter Steil as President, Chief Financial Officer and Director, and Kenneth Leventhal as a Director, effective June 22, 2001.

ITEM 7.  FINANCIAL STATEMENTS

     Financial statements for InternetFinancialCorp.com, Inc. and APO Health, Inc. are filed herewith and are listed below:

Page        Description
----        -----------

H-1 - H-2   Pro Forma Consolidated Condensed Balance Sheet derived from the balance sheet of Internetfinancialcorp.com, Inc. at April 30, 2001 and adjusts such information to give effect to the acquisition of APO Health, Inc. as if the acquisition had occurred at September
            30, 2000.

G-1 - G-4   APO Health, Inc. unaudited financial statements - March 31, 2001 and September 30, 2000.

F-1 - F-12  APO Health, Inc. audited financial statements - September 30, 2000 and 1999.

E-1 - E-6   Internetfinancialcorp.com, Inc. audited financial statements -
            April 30, 2001 and 2000.

ITEM 8.  CHANGE IN FISCAL YEAR

     The Company has changed its April 30 fiscal year end to a September 30 fiscal year end.

EXHIBITS

2.1    Tax-Free Reorganization Agreement
       between IFAN and APO Health, Inc.,
       dated June 13, 2001.

*3.1   Articles of Incorporation,
       as amended

*3.2   By-Laws

*24.1  Consent of accountants

______________________________
*To be filed by amendment, if required.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized this 28th day of June 2001.






                                  By    /S/
                                     _____________________________
                                     Peter Steil, President & Director

Pro Forma Consolidated Condensed Balance Sheet

The following pro forma balance sheet has been derived from the balance sheet of Internetfinancialcorp.com Inc. ("IFAN") at April 30, 2001 and adjusts such information to give effect to the acquisition of APO Health, Inc. ("APO"), a New York corporation, as if the acquisition had occurred at September 30, 2000. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at September 30, 2000. The pro forma balance sheet should be read in conjunction with the notes thereto and the Company's consolidated financial statements and related notes thereto contained elsewhere in this filing.

                                04/30/01     09/30/00                         09/30/00
                                IFAN (6)       APO           Adjustments      Pro Forma
                               ----------   ----------    -----------------   ----------
Cash                                        $   90,732    (2)      $300,000
                                                          (5)      (100,000)  $  290,732
Accounts receivable, net                     2,167,261                         2,167,261
Inventory                                    1,895,334                         1,895,334
Other current assets                            80,099                            80,099
                                            ----------                        ----------
                                             4,233,426                         4,433,426

Property and equipment, net                     57,289                            57,289
Goodwill, net                                  125,537                           125,537
Deposit                                          7,500                             7,500
                                            ----------                        ----------
                                            $4,423,752                        $4,623,752
                                            ==========                        ==========

Accounts payable and
  accrued expenses             $    1,100   $1,653,513                        $1,654,614
Bank notes payable                           1,892,670                         1,892,670
                               ----------   ----------                        ----------
                                    1,100    3,546,184                         3,547,284
Stockholders' Equity
Common stock, $.0002 par
 value, 125,000,000 shares
 authorized, 21,982,088
 issued and outstanding             3,000                 (1)      (    354)
                                                          (2)      (    100)
                                                          (3)         2,500
                                                          (4)      (  2,843)
                                                          (5)      (    399)
                                                          (6)      (    200)       4,396
Common stock, $.001 par
 value, 20,000,000 shares
 authorized, 2,409,563
 issued and outstanding                          2,409    (4)         2,709            0
Additional paid in capital                     983,779    (1)      ( 86,046)
                                                          (2)      (299,900)
                                                          (3)      (  2,500)
                                                          (4)           434
                                                          (5)           399
                                                          (6)      ( 48,610)   1,420,002
Retained deficit                   (4,100)  (  108,620)   (1)        86,400
                                                          (5)       100,000
                                                          (6)        48,810    ( 347,930)
                                 -------    ----------                        ----------
                                  (1,100)      877,568                         1,076,468
                                 -------    ----------                        ----------
                                 $     0    $4,423,452                        $4,623,752
                                 =======    ==========                        ==========

Notes to Pro Forma Consolidated Condensed Balance Sheet

(1) 300,000 APO shares valued at $.2880 per share issued to officers as a bonus for the six months ended March 31, 2001. These shares were exchanged for 1,770,000 IFAN shares.

(2) 500,000 shares APO sold for $.60 per share between April 2001 and June 2001 in a private offering in contemplation of the combination of APO and IFAN. Additionally, 1,500,000 APO warrants exercisable at $1.00 per share expiring April 2003 were issued. The shares and warrants were exchanged on a one for one basis for IFAN shares and warrants.

(3)  Six-for-one reverse stock split of IFAN stock effected on June 13, 2001.

(4) Acquisition by IFAN of the APO shares outstanding as of September 30, 2000, which totaled 2,409,563 shares, with the issuance of 14,216,421 shares of IFAN common stock.

(5) Payment to consultants, attorneys, and professionals for services performed in conjunction with the combination with $100,000 cash and issuance of 1,995,667 IFAN shares and warrants to purchase 700,000 APO shares at $1.00, 700,000 shares at $1.50, and 700,000 shares at $2.00.

(6) In connection with the reorganization, the Company hired an investor relations/public relations firm for a 12-month contract beginning June 01, 2001, for total compensation of 1,000,000 shares and warrants to purchase 334,000 APO shares at $1.00, 333,000 shares at $1.50, and 333,000 shares at $2.00.

(7) IFAN balance sheet is from the most recent audited financial statements, April 30, 2001. No material transactions occurred between April 30, 2001 and June 13, 2001.

                              APO HEALTH, INC.
                           (formerly Xetal, Inc.)
                        CONSOLIDATED BALANCE SHEETS
             March 31, 2001 (Unaudited) and September 30, 2000

                                                          2001                2000
     ASSETS                                           ----------          ----------
Current Assets
  Cash                                                $  136,297          $   90,732
  Accounts receivable, net of allowance
    for doubtful accounts of $59,800 and $59,800       2,022,571           2,167,260
  Inventory                                            1,570,736           1,895,334
  Due from officers                                       79,244              15,294
  Deferred tax asset                                      19,683              34,563
  Other current assets                                     6,781              30,242
                                                      ----------          ----------
     Total Current Assets                              3,835,312           4,233,426
                                                      ----------          ----------
Property and Equipment, net of accumulated
  depreciation of $85,417 and $78,001                     49,873              57,289
Goodwill, less accumulated amortization
  of $59,780 and $53,802                                 119,559             125,537
Deposits                                                   7,500               7,500
                                                      ----------          ----------
TOTAL ASSETS                                          $4,012,244          $4,423,752
                                                      ==========          ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Bank notes payable                                  $1,949,600          $1,892,670
  Accounts payable                                       924,293           1,449,550
  Accrued expenses                                        88,129             203,963
  Loan payable to stockholder                             59,718
                                                      ----------          ----------
     Total Current Liabilities                         3,021,740           3,546,183
                                                      ----------         -----------

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value, 20,000,000
    shares authorized, 2,709,563 and 2,409,563
    shares issued and outstanding                          2,709               2,409
  Additional paid in capital                           1,069,879             983,779
  Retained deficit                                    (   82,084)          ( 108,620)
                                                      ----------           ---------
     Total Stockholders' Equity                          990,504             877,568
                                                      ----------          ----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $4,012,244          $4,423,752
                                                      ==========          ==========

                              APO HEALTH, INC.
                           (formerly Xetal, Inc.)
                   CONSOLIDATED STATEMENTS OF OPERATIONS
     Three and Six Month Periods Ended March 31, 2001 and 2000 (Unaudited)



                                 - - - - - - 2001 - - - - -    - - - - - 2000 - - - - - -
                                  3 Months       6 Months       3 Months       6 Months
                                 -----------    -----------    -----------    -----------
Revenues                         $ 6,587,885    $12,956,273    $ 7,970,505    $15,668,589
Cost of revenues                   5,920,606     11,515,780      6,978,297     13,653,557
                                 -----------    -----------    -----------    -----------
Gross Margin                         667,279      1,440,493        992,208      2,105,032
                                 -----------    -----------    -----------    -----------
Operating Expenses
  Selling expenses                   201,881        363,460        182,608        362,826
  General and administrative
    expenses                         486,895        944,008        587,057      1,075,562
  Holding company spinoff costs                                    137,135        137,135
                                 -----------    -----------    -----------    -----------
                                     688,775      1,307,468        906,800      1,575,523
                                 -----------    -----------    -----------    -----------

Income (loss) from operations     (   21,497)       133,025         85,408        439,509

Interest expense                      47,745         93,047         19,950         66,621
                                 -----------    -----------    -----------    -----------
  Income (loss) before provision
    for income taxes and
    extraordinary item            (   69,242)        39,978         65,458        372,888

Provision (benefit) for
    income tax                    (      121)        13,443         74,003        196,975
                                 -----------    -----------    -----------    -----------
  Income (loss) before
    extraordinary item            (   69,121)        26,535     (    8,545)       175,913

Extraordinary item, net
  - debt forgiveness                                            (   58,575)    (   58,575)
                                 -----------    -----------    -----------    -----------
     NET INCOME (LOSS)           $ ( 69,121)   $    26,535    $(   67,120)   $   117,338
                                 ===========    ===========    ===========    ===========

Earnings per common share
  - before extraordinary item    $ (     .03)   $      0.01    $(     0.01)   $       .14
  - from extraordinary item                                     (     0.03)    (      .05)
                                  ----------    -----------    -----------    -----------
Net income per common share      $(      .03)   $      0.01    $(     0.04)   $       .09
                                 ===========    ===========    ===========    ===========
Weighted average common shares
  outstanding                      2,550,563      2,484,563      1,653,263      1,253,263


                              APO HEALTH, INC.
                           (formerly Xetal, Inc.)
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
       For the Six Months Ended March 31, 2001 and 2000 (Unaudited)


                                                           2001               2000
                                                       ---------           ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                             $  26,535           $ 117,338
Adjustments to reconcile net income to
  net cash flows from operating activities
    Depreciation and amortization                         13,394              16,725
    Bad debts                                                               ( 19,400)
    Deferred taxes                                        14,880               2,400
    Stock issued for services                             86,400              87,840
  Changes in:
    Accounts receivable                                  144,690            (193,943)
    Inventory                                            324,598            (310,904)
    Other current assets                                  23,461              52,936
    Accounts payable                                    (525,257)           (336,992)
    Accrued expenses                                    (115,835)             83,149
    Income taxes payable                                                     108,304
                                                       ---------           ---------
     CASH FLOWS (USED IN) OPERATING ACTIVITIES          (  7,133)           (392,547)
                                                       ---------           ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from officer, net                              (  4,232)             77,313
Proceeds from bank notes payable, net                     56,930             300,200
                                                       ---------           ---------
     CASH FLOWS PROVIDED BY FINANCING ACTIVITIES          52,698             377,513
                                                       ---------           ---------

Net increase (decrease) in cash                           45,565           (  15,034)

Cash balances
  Beginning of period                                     90,732              41,239
                                                       ---------           ---------
  End of period                                        $ 136,297           $  26,205
                                                       =========           =========

                        APO HEALTH, INC.
                     (formerly Xetal, Inc.)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of APO Health, Inc. have been prepared in accordance with generally accepted accounting principles and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's latest Annual Report filed with the SEC . In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year, 2000, have been omitted.


NOTE 2 - COMMON STOCK

During the quarter ended March 31, 2001, 300,000 shares of stock valued at $86,400 were issued to two officers as a bonus. Beginning April 2001, the Company began raising funds in a private offering of common stock priced at $.60 per share. Investors also receive for each common share purchased three warrants with an exercise price of $1.00 per share, expiring April 24, 2004. The company seeks to sell 300,000 shares.

                        INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
   APO Health, Inc. (formerly Xetal, Inc.)
   Oceanside, New York

We have audited the accompanying consolidated balance sheet of APO Health, Inc. as of September 30, 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of APO Health, Inc. as of September 30, 2000 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Our audit was made to form an opinion on the basic financial statements taken as a whole. The supplemental schedule listed in the index to the financial statements and schedule are presented to comply with the rules and regulations under the Securities and Exchange Act of 1934 and are not otherwise a required part of the basic financial statements. The supplemental schedule for the year ended September 30, 2000 has been subjected to the auditing procedures applied in the audit of the basic financial statements. In our opinion, the supplemental schedule referred to above fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



MALONE & BAILEY, PLLC

April 5, 2001

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
   APO Health, Inc. (formerly Xetal, Inc.)
   Oceanside, New York

We have audited the accompanying consolidated balance sheet of APO Health, Inc. as of September 30, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of APO Health, Inc. as of September 30, 1999 and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States.

Our audits were made to form an opinion on the basic financial statements taken as a whole. The supplemental schedule listed in the index to the financial statements and schedule are presented to comply with the rules and regulations under the Securities and Exchange Act of 1934 and are not otherwise a required part of the basic financial statements. The supplemental schedule for each of the two years ending September 30, 1999 and 1998 have been subjected to the auditing procedures applied in the audits of the basic financial statements. In our opinion, the supplemental schedule referred to above fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



Linder & Linder
Certified Public Accountants
Dix Hills, New York
December 15, 1999

                             APO HEALTH, INC.
                          (formerly Xetal, Inc.)
                        CONSOLIDATED BALANCE SHEETS
                        September 30, 2000 and 1999

                                                         2000                1999
     ASSETS                                           ----------          ----------
Current Assets
  Cash                                                $   90,732          $   41,239
  Accounts receivable, net of allowance
    for doubtful accounts of $59,800 and $89,200       2,167,261           2,482,718
  Inventory                                            1,895,334           1,275,577
  Due from officers                                       15,294             131,939
  Deferred tax asset                                      34,563              41,500
  Other current assets                                    30,242              52,936
                                                      ----------          ----------
     Total Current Assets                              4,233,426           4,025,909
                                                      ----------          ----------
Property and Equipment, net of accumulated
  depreciation of $78,001 and $100,140                    57,289              68,422
Goodwill, less accumulated amortization
  of $53,802 and $42,647                                 125,537             140,692
Deposits                                                   7,500              24,957
                                                      ----------          ----------
TOTAL ASSETS                                          $4,423,752          $4,259,980
                                                      ==========          ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Bank notes payable                                  $1,892,670          $  906,850
  Accounts payable                                     1,449,550           1,898,553
  Accrued expenses                                       203,964             534,272
  Income taxes payable                                                       107,491
                                                      ----------          ----------
     Total Current Liabilities                         3,546,184           3,447,166

Loans Payable - former stockholders                                          162,038
                                                      ----------          ----------
     Total Liabilities                                 3,546,184           3,609,204
                                                      ----------          ----------

STOCKHOLDERS' EQUITY
  Preferred stock, $.01 par value, 2,000,000
    shares authorized, 0 shares issued
  Common stock, $.001 par value, 20,000,000
    shares authorized, 2,409,563 and 928,263
    shares issued and outstanding                          2,409                 928
  Paid in capital                                        983,779             614,012
  Retained earnings (deficit)                          ( 108,620)             36,016
  Treasury stock, 180,000 shares                                           (     180)
                                                      ----------          ----------
     Total Stockholders' Equity                          877,568             650,776
                                                      ----------          ----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $4,423,752          $4,259,980
                                                      ==========          ==========



            See accompanying summary of accounting policies
                   and notes to financial statements

                             APO HEALTH, INC.
                          (formerly Xetal, Inc.)
                  CONSOLIDATED STATEMENTS OF OPERATIONS
         FOR THE YEARS ENDED SEPTEMBER 30, 2000, 1999, AND 1998


                                            2000           1999           1998
                                        -----------    -----------    -----------
Revenues                                $30,232,347    $32,147,128    $33,170,600
Cost of revenues                         27,225,517     29,315,258     29,987,343
                                        -----------    -----------    -----------
Gross Margin                              3,006,830      2,831,870      3,183,257
                                        -----------    -----------    -----------
Operating Expenses
  Selling                                   819,145        833,764      1,335,930
  General and administrative              2,044,602      1,795,606      1,403,554
  Holding company spinoff costs             137,135
                                        -----------    -----------    -----------
                                          3,000,882      2,629,370      2,739,484
                                        -----------    -----------    -----------

Income from operations                        5,948        202,500        443,773

Interest expense                            141,704         91,759        162,083
                                        -----------    -----------    -----------
  Income before provision for income
    taxes and extraordinary item         (  135,756)       110,741        281,690

Provision (benefit) for income tax           46,569         50,840     (   29,000)
                                        -----------    -----------    -----------
  Income before extraordinary item       (  182,325)        59,901        310,690

Extraordinary item, net
  - debt forgiveness                     (   58,575)       211,323         36,533
                                        -----------    -----------    -----------
     NET INCOME (LOSS)                  $(  240,900)   $   271,224    $   347,223
                                        ===========    ===========    ===========

Earnings per common share
  - before extraordinary item           $(      .13)   $      0.07    $      0.33
  - from extraordinary item              (      .04)          0.24           0.04
                                        -----------    -----------    -----------
Net income per common share             $(      .17)   $      0.31    $      0.37
                                        ===========    ===========    ===========
Weighted average common shares
  outstanding                             1,453,263        885,763        928,263



            See accompanying summary of accounting policies
                   and notes to financial statements

                             APO HEALTH, INC.
                          (formerly Xetal, Inc.)
              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
          FOR THE YEARS ENDED SEPTEMBER 30, 2000, 1999, AND 1998


                                                              Retained
                               Common Stock       Paid in     Earnings    Treasury
                            Shares      Amount    Capital    (Deficit)     Stock     Totals
                           ---------    ------    --------    ---------    -----    --------
Balances,
  September 30, 1997         928,263    $  928    $614,012    $(582,431)            $ 32,509

Net income                                                      347,223              347,223
                           ---------    ------    --------    ---------    -----    --------
Balances,
  September 30, 1998         928,263       928     614,012     (235,208)             379,732

Stock acquired with
  debt forgiveness                                                         $(180)   (    180)

Net income                                                      271,224              271,224
                           ---------    ------    --------    ---------    -----    --------
Balances,
  September 30, 1999         928,263       928     614,012       36,016     (180)    650,776

Cancellation of
  treasury stock           ( 180,000)    ( 180)                              180

Spin-off of Xetal, Inc.                           ( 96,264)      96,264

Issuance of stock for
  debt                       600,000       600     161,438                           162,038

Issuance of stock for
  services                 1,061,300     1,061     304,593                           305,654

Net (loss)                                                     (240,900)            (240,900)
                           ---------    ------    --------    ---------    -----    --------
Balances,
  September 30, 2000       2,409,563    $2,409    $983,779    $(108,620)   $   0    $877,568
                           =========    ======    ========    =========    =====    ========





            See accompanying summary of accounting policies
                   and notes to financial statements

                             APO HEALTH, INC.
                          (formerly Xetal, Inc.)
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
           FOR THE YEARS ENDED SEPTEMBER 30, 2000, 1999, AND 1998


                                               2000                 1999                1998
                                            ----------           ---------           ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                           $( 240,900)          $ 271,044           $ 347,223
Adjustments to reconcile net income to
  net cash flows from operating activities
    Depreciation and amortization               30,370              29,545              28,827
    Bad debts                                (  29,400)           (  5,200)             36,580
    Deferred taxes                               6,937            ( 18,500)            (23,000)
    Stock issued for services                  305,654
    Write off of a deposit                      20,000
    Gain on asset retirement                     3,105
    Gain on debt forgiveness                                      (314,643)            (48,533)
    Write-off of registration costs                                 49,523
    Write-off of joint venture                                                          23,800
  Changes in:
    Accounts receivable                        344,857             123,956            (104,964)
    Inventory                               (  619,757)           (299,245)             24,887
    Other current assets                        22,694            ( 31,777)             43,840
    Accounts payable                        (  449,002)           ( 38,897)            304,111
    Accrued expenses                        (  330,309)           (120,625)            348,113
    Income taxes payable                    (  107,491)            101,491               6,000
                                            ----------           ---------           ---------
     CASH FLOWS PROVIDED BY (USED IN)
       OPERATING ACTIVITIES                 (1,043,242)           (253,328)            986,884
                                            ----------           ---------           ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment          (    7,187)           (  6,225)
Increase in deposits                        (    2,543)                                (20,000)
                                            ----------           ---------          ----------
     CASH FLOWS (USED IN)
       INVESTING ACTIVITIES                 (    9,730)           (  6,225)            (20,000)
                                            ----------           ---------           ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Payment of loans payable                                          (135,357)            (16,042)
Advances from officer, net                     116,645             116,335            (150,325)
Proceeds from bank notes payable, net          985,820             293,878            (826,916)
                                            ----------           ---------           ---------
     CASH FLOWS PROVIDED BY (USED IN)
       FINANCING ACTIVITIES                  1,102,465             274,856            (993,283)
                                            ----------           ---------           ---------

Net increase (decrease) in cash                 49,493              15,303            ( 26,399)

Cash balances
  Beginning of period                           41,239              25,936              52,335
                                            ----------           ---------           ---------
  End of period                             $   90,732           $  41,239           $  25,936
                                            ==========           =========           =========




            See accompanying summary of accounting policies
                   and notes to financial statements

                             APO HEALTH, INC.
                          (formerly Xetal, Inc.)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Nature of business and basis of consolidation. APO Health, Inc. ("Company") was incorporated under the laws of the state of New York in August 1978. The Company and its wholly-owned subsidiary, Universal Medical Distributors, Inc. ("Universal") distribute disposable medical products principally to dental, medical and veterinary professionals and wholesalers in the United States, principally on the East Coast. In September 1994, The Company had acquired an inactive public company, Xetal, Inc. ("Xetal") in a reverse acquisition transaction. On December 23, 1999, the Company assumed all of the assets and liabilities of Xetal and 100% of the Company shares held by Xetal were distributed to the existing shareholders of Xetal on a pro rata basis as a stock dividend. The spin-off is treated as a reverse spin-off, as if the Company had spun off Xetal, in order to reflect the substance of the transaction. These consolidated financial statements reflect consolidated accounts of all three companies up to December 23, 1999, the effective date of the spin-off, and of the Company and Universal thereafter.

Cash and cash equivalents. For purposes of the statements of cash flows, cash equivalents include all highly liquid investments with original maturities of three months or less.

Revenue recognition occurs when products are shipped.

Advertising is expensed as incurred.

Merchandise inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Property and equipment is stated at cost. Depreciation is provided for on the straight-line method over the useful estimated life. The cost of maintenance and repairs is expensed as incurred.

Goodwill represents the excess of the cost of two companies acquired over the fair value of their net assets at the dates of acquisition in 1996 and is being amortized using the straight line method over 15 years.

The Company follows Statement of Financial Accounting Standards No. 121, Impairment of Long-Lived Assets, by reviewing such assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Income taxes are computed using the tax liability method of accounting, whereby deferred income taxes are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences reverse.

Basic net income per share has been calculated based on the weighted average number of shares of common stock outstanding during the period. Diluted net income per share is computed by dividing the net income by the weighted average number of common shares outstanding plus potential dilutive securities.

Reclassifications. Certain reclassifications of certain prior year amounts were made to conform with the current year presentation.

Estimates and assumptions. Preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses at the balance sheet date and for the period then ended. Actual results could differ from these estimates.


NOTE 2 - SUPPLEMENTAL CASH FLOW STATEMENT DISCLOSURES

                                              2000         1999        1998
                                           ----------   ---------   ---------
Cash paid during the year for
  Interest                                   $144,381     $84,721    $159,790
  Income taxes                                 65,000      65,349


Non-cash transactions:
  Spinoff of Xetal, Inc.                     $ 96,624
  Note payable paid by issuance of stock      162,038

NOTE 3 - BANK NOTES PAYABLE

As of April 5, 2001, the date of this report, the Company's credit facility with HSBC Bank USA provides for total borrowings which may not exceed $2,000,000. Bankers acceptances and letters of credit, which relate to specific importation transactions, may not exceed $500,000 each and own-note borrowing, which does not relate to specific transactions, may not exceed $1,500,000. The credit facility is collateralized by substantially all of the Company's assets and is personally guaranteed by the two majority Company stockholders. Interest of prime + 1% on the own-note borrowings is payable monthly and the bankers acceptance fees of 200 basis points above the discount rate are paid at the inception of the bankers acceptance. Borrowings on the credit facility are payable on demand, or upon maturity, which is up to 180 days after the initiation of a bankers acceptance or March 31, 2002, for own-note borrowings, whichever is earlier. On March 31, 2001, the date the credit facility was renewed, outstanding own-note borrowings were $1,949,000, and the $449,600 excess over the sublimit was converted to a term loan payable over one year in monthly installments of prime + 1%.

Own-note borrowings were $1,121,600 and $752,000 as of September 30, 2000 and 1999, respectively. As of September 30, 2000, four bankers acceptances maturing in November and December 2000 totaled $771,070 and there were no additional letters of credit outstanding. As of September 30, 1999, one bankers acceptance of $154,850 was outstanding and two letters of credit and a standby letter of credit totaling $294,343 were outstanding.

As of April 5, 2001, the Company was in technical violation of one of the financial ratio loan covenants.


NOTE 4 - DEBT FORGIVENESS

During 1996 and 1997, the Company raised $500,000 in total notes payable to several individuals. In connection with the 1997 offering, 200,000 shares of common stock and warrants to purchase 2,500,000 shares of common at $5 were issued.

During 1999 and 1998, the Company settled the above debts for $150,357 and return of 180,000 shares and 2,250,000 warrants, and recorded extraordinary gains of $211,323 and $36,533, net of tax of $103,500 and $12,000,
respectively.

During 2000, several noteholders demanded a renegotiation of the settlement and the Company paid another $88,750, which is shown in the current year as an extraordinary expense.


NOTE 5 - RELATED PARTY NOTES PAYABLE

As of September 30, 1999 and 1998, $162,038 of notes payable owed to the two majority stockholders were outstanding. In October 2000, these stockholders exchanged the notes for 600,000 shares of post-spinoff Company stock.


NOTE 6 - INCOME TAXES

Income taxes consist of the following:
                                           2000         1999         1998
                                         --------     --------     --------
     Current                             $ 76,273     $ 62,766     $  2,073
     Deferred                             (29,704)    ( 11,926)    ( 31,073)
                                         --------     --------     --------
                                         $ 46,569     $ 50,840     $(29,000)
                                         ========     ========     ========

A reconciliation of income tax at the federal statutory income tax rate to total income taxes is as follows:

                                           2000         1999         1998
                                         --------     --------     --------
     Computed at the federal
       statutory rate of 34%             $  7,641     $ 29,004     $106,096
     State income tax                       8,146       20,000
     Valuation allowance adjustment        30,782
     Utilization of net operating
       loss carryover                                              (125,617)
     Utilization of contributions
       carryover                                                   (  8,835)
     Other adjustments                                   1,836     (    644)
                                         --------     --------     --------
                                         $ 46,569     $ 50,840     $(29,000)
                                         ========     ========     ========

The components of deferred taxes are as follows:

                                                        2000         1999
                                                      --------     --------
     Deferred tax assets
       Allowance for doubtful accounts                $ 59,268     $ 37,000
       Depreciation                                      4,563        4,500
       Miscellaneous                                       125
                                                      --------     --------
                                                        63,956       41,500
                                                      --------     --------
     Deferred tax liabilities
       Deferred officer compensation                     4,299
       Goodwill                                         18,702
       State franchise taxes                             6,392
                                                      --------     --------
                                                        29,394
                                                      --------     --------
     Current net deferred tax assets                  $ 34,563     $ 41,500
                                                      ========     ========
                                     F-9

NOTE 7 - COMMON STOCK ISSUANCES

During the year ended September 30, 2000, the Company issued 600,000 shares of stock to extinguish $162,038 of notes payable and 1,061,300 shares valued at $.288 per share, which is a multiple of earnings less a marketability discount, as bonuses to officers. As of April 5, 2001, the date of this report, the Company had issued an additional 300,000 shares to officers.

In 1998, the Board of Directors of the Company authorized a 1-for-2 stock split. On December 10, 1999, the Company filed an amendment to its Certificate of Incorporation to effectuate such reverse split; on December 22, 1999, the Company filed a further amendment rescinding the reverse split.


NOTE 8 - HOLDING COMPANY SPINOFF COSTS

$137,135 in legal and accounting fees were incurred in connection with the spinoff of Xetal in December 1999.


NOTE 9 - LEASES

The Company leases 11,800 square feet in New York and a small sales office in Florida. Both leases are month-to-month with affiliated companies owned by Company officers and shareholders. The affiliate's underlying New York lease expires in 2004 and the affiliate's underlying Florida lease expires in September 2001. Lease payments made by the Company approximate the payments due by the affiliated companies. Rental expense was $76,665, $53,752, and $56,362 for the years ended September 30, 2000, 1999, and 1998, respectively.

Future minimum lease payments are $76,020 in 2001, $69,468 in 2002, $71,916 in 2003, $74,364 in 2004, and $18,744 in 2005.


NOTE 10 - PROFIT SHARING PLAN

The Company established a profit sharing plan in 1992. All full-time employees as defined within the plan are eligible to participate.
Contributions to the plan are discretionary and are determined at the Company's year end. The amount contributed or accrued to the profit sharing plan for the years ended September 30, 2000, 1999, and 1998, respectively were $50,000, $99,011, and $0.


NOTE 11 - COMMITMENTS AND CONTINGENCIES

The Company was named in a lawsuit involving broadcast faxes sent in the state of Indiana. Indiana law allows for large awards for the recipients of broadcast faxes. The potential liability may be up to $2,000,000 if the suit becomes certified as a class-action suit; however, the Company's insurance covers this contingency, and the suit has not been certified as a class action. Management believes any liability to the Company is insignificant.


NOTE 12 - CONCENTRATION OF CREDIT RISK

The Company maintains bank accounts at one bank. As of September 30, 2000, The Company had $244,710 on deposit, and only $100,000 in each bank is insured under federal law.

The concentration of credit risk due to receivables are minimal due to the Company's diverse customer base. Two customers account for approximately 34% of sales for the year ended September 30, 2000. No single customer accounted for greater than 10% of sales in the years ended September 30, 1999 and 1998.
No single vendor accounts for greater than 10% of purchases.

                                    F-10

NOTE 13 - QUARTERLY FINANCIAL DATA (UNAUDITED)

Summary data relating to the results of operations for each of quarter of the years ended September 30, 2000 and 1999 follows (in thousands except per share amounts):

                                                Three Months Ended
                                    Dec. 31    Mar. 31    June 30    Sept. 30
                                    --------   --------   --------   --------
Fiscal year 2000:
  Net sales                           $7,698     $7,967     $7,295     $7,273
  Gross profit                         1,023        992        930         62
  Income before extraordinary
    item                                 184      (   9)       148      ( 506)
  Net income (loss)                      184      (  67)       148      ( 506)
  Basic and diluted income (loss)
    before extraordinary item
    per share                         $  .12     $( .01)    $  .09     $( .33)
  Basic and diluted net
    income (loss) per share           $  .12     $( .05)    $  .09     $( .33)

Fiscal year 1999:
  Net sales                           $8,881     $7,677     $8,173     $7,486
  Gross profit                           820        710        756        545
  Income before extraordinary
    item                                  34        123         35      ( 131)
  Net income                              34        237         96      (  96)
  Basic and diluted income (loss)
    before extraordinary item
    per share                         $  .04     $  .14     $  .04     $( .15)
  Basic and diluted
    net income per share              $  .04     $  .27     $  .12     $( .11)


Fourth quarter 2000 contains the following non-recurring adjustments: a $186,000 write-off of bad debts, an inventory adjustment of $216,000 in conjunction with the year-end adjustment to correct inventory from the use of a periodic inventory system in effect during the fiscal year, and $306,000 associated with year-end bonuses paid in stock.

                              APO HEALTH, INC.
                           (formerly Xetal, Inc.)
                                SCHEDULE II
                      VALUATION AND QUALIFYING ACCOUNTS
            FOR THE YEARS ENDED SEPTEMBER 30, 2000, 1999, AND 1998


                                    Balance,                         Balance,
Year Ended                        Beginning of                        End of
September 30,  Account               Period    Additions  Reduction   Period
-------------  ------------------  ----------  ---------  ---------  ---------
    1998       Allowance for
               doubtful accounts     $ 57,820   $ 36,580  $       -    $94,400
                                     ========   ========  =========    =======

               Allowance for
               deferred taxes        $228,000   $      -  $(228,000)   $     -
                                     ========   ========  =========    =======
    1999       Allowance for
               doubtful accounts     $ 94,400   $      -  $(  5,200)   $89,200
                                     ========   ========  =========    =======

    2000       Allowance for
               doubtful accounts     $ 89,200   $      -  $( 29,400)   $59,800
                                     ========   ========  =========    =======


                          Michael L. Stuck CPA, PC
                         7641 E. Gray Road, Suite G
                           Scottsdale, AZ. 85260




INDEPENDENT AUDITOR'S REPORT


Board of Directors and Stockholders
Internetfinancialcorp.com, Inc.
Vancouver, BC

     We have audited the accompanying balance sheets of Internetfinancialcorp.com, Inc., as of April 30, 2001 and April 30, 2000 and the related statements of income, stockholders' equity, and cash flows for the years ended April 30, 2001, April 30, 2000 and the period April 28, 1997 (date of inception) through April 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with Generally Accepted Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internetfinancialcorp.com, Inc. as of April 30, 2001 and April 30 2000 and its results of operations, and cash flows for the years ended April 30, 2001, April 30, 2000 and the period April 28, 1997 (date of inception) through April 30, 2001, in conformity with Generally Accepted Accounting Principles.


    /s/
Michael L. Stuck
Certified Public Accountant

June 12, 2001
Scottsdale, Arizona

                       INTERNETFINANCIALCORP.COM, INC.
                      (a development stage enterprise)
                              Balance Sheets
                      April 30, 2001 and April 30, 2000


                                                                    April 30, 2001    April 30, 2000
                                                                    _______________   _______________
                                  ASSETS

CURRENT ASSETS
  Cash and Cash Equivalents                                         $           -     $           -

PROPERTY AND EQUIPMENT                                                          -                 -
                                                                    _______________   _______________

                                                                    $           -     $           -
                                                                    ===============   ===============


                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Loan payable                                                      $        1,100    $           -
                                                                    _______________   _______________

STOCKHOLDER'S EQUITY
  Common stock, $.0002 par value, 125,000,000 shares authorized,             3,000             3,000
 15,000,000 shares issued and outstanding
  Deficit accumulated during development stage                              (4,100)           (3,000)
                                                                    _______________   _______________
      Total stockholders' equity                                            (1,100)               -

                                                                    $           -     $           -
                                                                    ===============   ===============


                       INTERNETFINANCIALCORP.COM, INC.
                      (a development stage enterprise)
                            Statements of Income
            For the Years Ended April 30, 2001 and April 30, 2000
         and the Period April 28, 1997 (inception) to April 30, 2001


                                                         Year Ended                 April 28, 1997
                                             ___________________________________    (inception) to
                                              April 30, 2001     April 30, 2000     April 30, 2001
                                             ________________   ________________   ________________
Revenue                                      $            -     $            -     $            -

Cost of Sales                                             -                  -                  -

Gross Profit                                              -                  -                  -

Operating Expenses
Amortization Expense                                      -                  -                 101
Professional Fees                                      1,100                 -               3,700
                                             ________________   ________________   ________________
                                                       1,100                 -               3,801
                                             ________________   ________________   ________________

Net Income (Loss) before Income Taxes                 (1,100)                -              (3,801)

Income Taxes                                              -                  -                  -
                                             ________________   ________________   ________________

Income before extraordinary item                      (1,100)                -              (3,801)

Adjustment due to accounting change                       -                (299)              (299)
                                             ________________   ________________   ________________

Net Income (Loss)                            $        (1,100)   $          (299)   $        (4,100)



                                             ================   ================   ================

Earnings Per Share of Common Stock
Income before extraordinary items            $            -     $            -     $            -
Net income (loss)                            $            -     $            -     $            -



Weighted Average Number of Shares Outstanding     15,000,000         15,000,000



                       INTERNETFINANCIALCORP.COM, INC.
                      (a development stage enterprise)
                     Statement of Stockholders' Equity
                             April 30, 2001

                                                                                       Deficit
                                                                                     Accumulated
                                                                          Paid in      During
                         Preferred     Stock      Common       Stock      Capital    Development
                           Stock       Amount      Stock       Amount      Amount      Stage       Total
                         __________  __________  __________  __________  __________  __________  __________
Balance April 28, 1997            -   $       -           -   $       -   $       -   $       -   $       -

Stock issued                      -           -   3,000,000       3,000           -           -       3,000

Retained earnings (loss)          -           -           -           -           -      (2,600)     (2,600)
                         __________  __________  __________  __________  __________  __________  __________
Balance April 30, 1997            -           -   3,000,000       3,000           -      (2,600)        400

Retained earnings (loss)          -           -           -           -           -           -           -
                         __________  __________  __________  __________  __________  __________  __________
Balance April 30, 1998            -           -   3,000,000       3,000           -      (2,600)        400

Retained earnings (loss)          -           -           -           -           -        (101)       (101)
                         __________  __________  __________  __________  __________  __________  __________
Balance April 30, 1999            -           -   3,000,000       3,000           -      (2,701)        299

Forward stock split               -           -  12,000,000           -

Retained earnings (loss)          -           -           -           -           -        (299)       (299)
                         __________  __________  __________  __________  __________  __________  __________
Balance April 30, 2000            -           -  15,000,000       3,000           -      (3,000)          -

Retained earnings (loss)          -           -           -           -           -      (1,100)     (1,100)
                         __________  __________  __________  __________  __________  __________  __________
Balance April 30, 2001            -  $        -  15,000,000  $    3,000  $        -  $   (4,100) $   (1,100)
                         ==========  ==========  ==========  ==========  ==========  ==========  ==========


                       INTERNETFINANCIALCORP.COM, INC.
                      (a development stage enterprise)
                          Statements of Cash Flows
            For the Years Ended April 30, 2001 and April 30, 2000
         and the Period April 28, 1997 (inception) to April 30, 2001


                                                                                    April 28, 1997
                                                Year Ended          Year Ended      (inception) to
                                              April 30, 2001     April 30, 2000     April 30, 2001
                                             ________________   ________________   ________________
Net income (loss)                            $        (1,100)   $          (299)   $        (4,100)

   Adjustments to reconcile net income to net
      cash provided by operating activities:
          Adjustment due to accounting change              -                299                299
          Organizational costs                             -                  -               (400)
          Amortization expense                             -                  -                101
          Loan payable                                 1,100                  -              1,100
                                             ________________   ________________   ________________


Cash Used in Operations                                    -                  -             (3,000)
                                             ________________   ________________   ________________


Cash Used in Investing Activities                          -                  -                  -
                                             ________________   ________________   ________________


Cash Provided by Financing Activities
     Stock issued                                          -                  -              3,000
                                             ________________   ________________   ________________

Net Change in Cash


Beginning Balance                                          -                  -                  -
                                             ________________   ________________   ________________


Ending Cash Balance                          $             -    $             -    $             -
                                             ================   ================   ================


     SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES Professional fees incurred by the Company were paid directly by a shareholder of the Company.

                       INTERNETFINANCIALCORP.COM, INC.
                      (a development stage enterprise)
                       Notes to Financial Statements
                      April 30, 2001 and April 30, 2000



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Operations
     -------------------------
     Internetfinancialcorp.com, Inc. was incorporated in the State of Nevada as Dom Caribe, Ltd. in 1997, changed its name to Caribbean Ventures, Inc. on July 1, 1998, and changed its name to Internetfinancialcorp.com, Inc. on February 11, 2000, and is authorized to do business in the United States. The Company has no revenue from operations during the period covered by this financial statement.

     Method of Accounting
     --------------------
     These financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Consequently, revenues are recognized when earned and expenses are recognized when the obligation is actually incurred.

     Income Taxes and Cash Flows
     ---------------------------
     The Company accounts for income taxes and the statement of cash flows in accordance with Financial Accounting Standards Board Statement No. 109 and No. 95.

     Cash and Cash Equivalents
     -------------------------
     Cash and cash equivalents include all highly liquid investments with a maturity of three months or less when purchased.

NOTE 2:  CASH

     The Company has no bank accounts at this time.

NOTE 3 - EARNINGS PER SHARE

     Earnings per share has been computed by dividing net income/(loss) by the weighted average number of common shares outstanding for the period. There are no items which are deemed to be common stock equivalents during the accounting period.

NOTE 4:  COMMON STOCK

     As of April 30, 2001 and April 30, 2000 the Company had 15,000,000 shares of common stock, par value $0.0002, issued and outstanding..

NOTE 5 - LEASE COMMITMENTS

     The Company currently has no commitments for leases or contingencies.

NOTE 6 - USE OF ESTIMATES

     The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.